Exhibit 10.1

FIRST AMENDMENT TO

SECURED PROMISSORY NOTE AND SECURITY AGREEMENT

This First Amendment to Secured Promissory Note and Security Agreement (this “Amendment”) is entered into as of September 12, 2026 by and among CHRONOSCALE INTERMEDIATE, LLC (f/k/a EKSO BIONICS HOLDINGS, INC.), a Nevada limited liability company (“Borrower”) and EKSO BIONICS, INC., a Delaware corporation (“Guarantor” and, together with Borrower, each, a “Loan Party” and collectively, the “Loan Parties”), each having its primary business address at 2440 Sand Hill Road, Suite 400, Menlo Park, CA 94025, and B. RILEY COMMERCIAL CAPITAL, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), having its primary business address at 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

WHEREAS, Borrower delivered to Lender that certain Secured Promissory Note and Security Agreement, dated as of September 12, 2025, in favor of Lender in the principal sum of TWO MILLION AND 00/100 UNITED STATES DOLLARS ($2,000,000.00) (the “Note”);

WHEREAS, pursuant to Section 2.2 of the Note, the Guarantor guaranteed the full and punctual payment of the Borrower’s indebtedness under the Note; and

WHEREAS, the Borrower has requested and Lender has agreed to amend the Note as set forth herein to, among other things (i) extend the Maturity Date therein to November 12, 2026, and (ii) provide that the sale of the Guarantor on the terms and conditions set forth herein shall be a Permitted Disposition under the Note;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Guarantor and Lender hereby agree as follows:

1. Amendment. Effective as of the date hereof, the Note is hereby amended as follows:

(a) Section 1(c)(x) of the Note is hereby amended by deleting such subsection in its entirety and inserting the following in replacement thereof:

“(x) November 12, 2026”

(b) Section 6(a) of the Note is hereby amended by inserting the following sentence immediately after the last sentence thereof:

“Notwithstanding the foregoing, the prior sentence of this Section 6(a) shall not apply to any Permitted Disposition.”

(c) The Note is hereby amended by inserting the following as a new Section 11(l) immediately after Section 11(k):

“(l) Lien Release.

(i) Upon the consummation of a Permitted Disposition, without any further action on the part of the Lender and without any payment to the Lender as a condition thereto, the Lender’s security interests, liens and pledges granted by the Borrower in the assets or capital stock being sold, as applicable (the “Released Collateral”), together with proceeds thereof, will automatically be released and discharged. The Released Collateral shall be free and clear of all liens, security interests, pledges, charges and encumbrances arising under or in connection with the Loan Documents. The Lender shall have no further right, title or interest in or to the Released Collateral.

(ii) Upon the consummation of a Permitted Disposition, (a) the Borrower and its respective designees, including its legal counsel, shall be authorized to file on behalf of the Lender UCC-3 termination statements (or other required filings) releasing the Released Collateral as necessary to permit the termination of the liens and security interests in the Released Collateral, in each case without the signature of the Lender to the extent not required under applicable law; and (b) Lender agrees to promptly execute and deliver (or cause to be executed and delivered) (excluding the items in clause (a) above which are to be released in accordance with such clause) all further agreements, instruments and documents (including any stock transfer powers, membership interest assignments, or similar instruments relating to the Released Collateral) and to take or forbear from taking, as the case may be, any other actions that the Loan Parties may reasonably request and are required or reasonably necessary to evidence the consummation of the releases and termination contemplated hereby.”

(d) The definition of “Change of Control” in the Note is hereby amended by deleting the period at the end thereof and inserting the following proviso:

“; provided, that notwithstanding the foregoing, a Permitted Disposition of the Guarantor shall not constitute a Change of Control.”

(e) The Note is hereby amended by inserting following definition of “Permitted Disposition” immediately after the definition of “Payoff Letter”:

““Permitted Disposition” means the sale of the Guarantor by the Borrower, whether pursuant to either the sale of all or substantially all of its assets, sale of all of its capital stock, merger or otherwise.”

2. Confirmation. Each Loan Party hereby certifies, acknowledges, and confirms that: (a) the principal amount outstanding under the Note on the date hereof is $2,000,000.00; (b) no defenses, offsets, claims, or counterclaims whatsoever exist to the punctual performance of all obligations and the full payment of all amounts due under the Note and the other Loan Documents executed in connection therewith; (c) except for this Amendment and the other documents executed in connection herewith, neither the Note nor any other Loan Document executed in connection therewith have been amended, either orally or in writing; and (d) the Note, as amended hereby, and the other Loan Documents are valid and enforceable in accordance with their terms.

3. Ratification. Except as amended herein, the Note and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain unmodified and in full force and effect. The security interests and liens on all Collateral (other than Released Collateral released in accordance with Section 11(l) of the Note) including, without limitation, all investment property and securities owned by each Loan Party, shall continue to be in effect and shall continue to secure the obligations under the Loan Documents.

4. Miscellaneous.

(a)	Reference is made to that certain Waiver dated April 23, 2026 by and between the Borrower and the Lender. For the avoidance of doubt, the Borrower acknowledges and agrees that the Proposed Financing (as defined therein) shall not constitute a Qualified Financing for purposes of accelerating the Maturity Date of the Note pursuant to Section 1(c) thereof, but shall constitute a Qualified Financing for all other purposes thereunder, including for purposes of the conversion right in Section 10 thereof.

(b)	Capitalized terms used herein and not otherwise defined herein shall have their respective meanings as set forth in the Note.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Amendment effective as of the date hereinabove first written.

BORROWER:	CHRONOSCALE INTERMEDIATE, LLC (f/k/a EKSO BIONICS HOLDINGS, INC.)

	By:	/s/ Jerome Wong
	Name:	Jerome Wong
	Title:	Chief Financial Officer

GUARANTOR:	EKSO BIONICS, INC.

	By:	/s/ Scott Davis
	Name:	Scott Davis
	Title:	Chief Executive Officer – Ekso Bionics, Inc.

LENDER:	B. RILEY COMMERCIAL CAPITAL, LLC

	By:	/s/ Bryant Riley
	Name:	Bryant Riley
	Title:	Chairman